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                                                                    EXHIBIT (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 9, 1999, relating to the financial statements and financial highlights which appear in the October 31, 1999 Annual Reports to Shareholders of Schwab S&P 500 Fund, Schwab Total Stock Index Fund, Schwab Small-Cap Index Fund, Schwab International Index Fund, Schwab MarketTrack All Equity Portfolio, Schwab MarketTrack Growth Portfolio, Schwab MarketTrack Balanced Portfolio, Schwab MarketTrack Conservative Portfolio, Schwab MarketManager Growth Portfolio, Schwab MarketManager Balanced Portfolio, Schwab MarketManager Small Cap Portfolio, Schwab MarketManager International Portfolio, Institutional Select S&P 500 Fund, Institutional Select Large-Cap Fund, Institutional Select Small-Cap Fund and Schwab Analytics Fund (constituting Schwab Capital Trust) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
San Francisco, California
February 16, 2000